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                                                                    EXHIBIT 99.3

      [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION]

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

   We hereby consent to the (i) inclusion of our opinion letter dated February 22, 2000 to the Board of Directors of IXnet, Inc. ("IXnet") as Annex D-1 to the Information Statement/Prospectus of IXnet, IPC Communications, Inc. ("IPC") and Global Crossing Ltd. ("Global Crossing") relating to the Agreement and Plan of Merger, dated as of February 22, 2000 the ("Agreement"), among Global Crossing, IPC, IPC Information Systems, Inc., a wholly owned subsidiary of IPC, Idaho Merger Sub Corporation, a wholly owned subsidiary of IPC Sub and IXnet, (ii) inclusion of our opinion letter dated February 22, 2000 to the Board of Directors of IPC as Annex D-2 to the Information Statement/Prospectus of IXnet, IPC and Global Crossing relating to the Agreement, and (iii) references to such opinion letters in the sections captioned "SUMMARY--Opinions of financial advisors", "THE MERGERS--Background of the mergers", "THE MERGERS-- Recommendation of the IPC and IXnet boards of directors; Reasons for the mergers" and "THE MERGERS--Opinions of IXnet's and IPC's financial advisors" of the Information Statement/Prospectus of IXnet, IPC and Global Crossing which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                              /s/ Christopher H. Wofford
                                          By: _________________________________
                                              Name: Christopher H. Wofford
                                              Title: Vice President

New York, New York
April 11, 2000